EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-204012, 333-201174, 333-195972, and 333-219563) of The Rubicon Project, Inc. of our report dated March 14, 2018 relating to the financial statements, which appears in this Form 10-K.
PricewaterhouseCoopers LLP

Los Angeles, California
February 27, 2019